Exhibit 4.12

        THIS SUPPLEMENT, dated as of December 31, 2004, (this "Supplement"), is to the Security Agreement, dated as of March 17, 2004 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Security Agreement"), among the Grantors (such capitalized term, and other terms used in this Supplement, to have the meanings set forth or incorporated by reference in Article I of the Security Agreement) from time to time party thereto, in favor of The Bank of New York Trust Company, N.A., in its capacity as the First Priority Agent.

W I T N E S S E T H:

        WHEREAS, the Eschelon Operating Company has entered into an Indenture, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Indenture") with The Bank of New York Trust Company, N.A., as Trustee (in such capacity, the "Trustee"), pursuant to which it has issued, as of the date hereof, 8 3/8% Senior Second Secured Notes due 2010 in the original aggregate principal amount of $165,000,000;

        WHEREAS, pursuant to the provisions of the Indenture and Section 7.11 of the Security Agreement, the undersigned is becoming a Grantor under the Security Agreement;

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees, for the benefit of the Collateral Agent, the Trustee and the Holders, as follows.

        SECTION 1. Party to Security Agreement, Etc.    By its signature below the undersigned hereby agrees to become a Grantor under the Security Agreement and hereby assumes the Obligations of a Grantor thereunder, with the same force and effect as if it were an original signatory thereto. The undersigned Grantor hereby (a) agrees to be bound by and comply with all of the terms and provisions of the Security Agreement applicable to it as a Grantor and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct as of the date hereof, unless stated to relate solely to an earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date. In furtherance of the foregoing, each reference to a "Grantor" in the Security Agreement shall be deemed to include the undersigned Grantor. Attached to this Supplement are the various Schedules required under the terms of the Security Agreement, accurately completed by an Authorized Officer of the Grantor.

        SECTION 2. Full Force of Security Agreement.    Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect in accordance with its terms.

        SECTION 3. Governing Law, Entire Agreement, Etc.    THIS SUPPLEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). THIS SUPPLEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

        SECTION 4. Counterparts.    This Supplement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Security Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Security Agreement.

* * * * *

        IN WITNESS WHEREOF, the undersigned Grantor has caused this Supplement to be duly executed and delivered by its Authorized Officer as of the date first above written.

BUSINESS PRODUCTIVITY SOLUTIONS, INC.
By:	/s/ Geoffrey M. Boyd Name: Geoffrey M. Boyd Title: CFO
ACCEPTED BY:
THE BANK OF NEW YORK TRUST COMPANY, N.A., as Collateral Agent
By:	/s/ John C. Stohlmann Name: John C. Stohlmann Title: Vice President

SCHEDULE I
to Supplement No. 1
to Security Agreement
(Business Productivity Solutions, Inc.)

Item A. Locations of Grantor:

Minnesota

Item B. Filing locations last five years

N/A.

Item C. Trade names

Business Productivity Solutions, Inc.

Item D. Merger or other corporate reorganization

None.

Item E. Taxpayer ID numbers

20-1755722

Item F. Government Contracts

None.

Item G. Deposit Accounts

None.

SCHEDULE II
to Supplement No. 1
to Security Agreement
(Business Productivity Solutions, Inc.)

Item A. Patents

None.

Issued Patents:     None.

Item B. Patent Licenses

None.

SCHEDULE III
to Supplement No. 1
to Security Agreement
(Business Productivity Solutions, Inc.)

Item A. Trademarks

None.

Registered Trademarks:     None.

Pending Trademark Applications:     None.

Trademark Applications in Preparation:     None.

Item B. Trademark Licenses

None.

SCHEDULE IV
to Supplement No. 1
to Security Agreement
(Business Productivity Solutions, Inc.)

Item A. Copyrights/Mask Works

Registered Copyrights/Mask Works:     None.

Copyright/Mask Work Pending Registration Applications:     None.

Copyright/Mask Work Registration Applications in Preparation:     None.

Item B. Copyright/Mask Work Licenses

None.

SCHEDULE V
to Supplement No. 1
to Security Agreement
(Business Productivity Solutions, Inc.)

Trade Secret or Know-How Licenses

None.